Exhibit 99.5
Caneum, Inc. Announces Signing of Definitive Agreement to Acquire TierOne Consulting, Inc., an Information Technology Services and Solutions Company
Company sees the acquisition as immediately accretive and the combined entity as operationally profitable excluding the effects of stock option expensing.
NEWPORT BEACH, CA — (MARKET WIRE) — March 29, 2006 — Caneum, Inc. (OTC BB:CANM.OB — News) today announced the signing of a Definitive Agreement to acquire TierOne Consulting, Inc., a boutique information technology services and solutions provider located in Aliso Viejo, California. Terms of the acquisition are not yet being disclosed, but will be filed in the Company’s forthcoming 8-K upon closing, which is expected to occur in the next few days.
Alan Knitowski, Chairman of Caneum stated, “We are extremely pleased with the signing of the definitive agreement to acquire TierOne. Caneum believes that there is a tremendous market opportunity for a bundled information technology and human resources business process outsourcing (BPO) offering and we view this acquisition as a fundamental addition to our existing BPO line of business. Post transaction, we expect to offer branded IT and HR BPO services under the TierOne brand and for TierOne’s founders, Michael Willner and Robert Morris, to jointly serve as Senior Vice Presidents of Caneum and Managing Partners of TierOne, Inc., a wholly owned subsidiary of Caneum. This acquisition will be immediately accretive upon closing and will provide an exceptional platform for the future growth of the combined enterprise.”
TierOne Consulting, Inc. was founded in 2003 and on an unaudited basis has grown profitably each year from $0.99M in revenues in 2003 to $3.77M in revenues in 2004 to $5.44M in revenues in 2005. TierOne’s customer roster currently spans over 40 companies, including commercial and government customers such as McGraw Hill, 24 Hour Fitness, L3 Communications, PacifiCare, Charles Schwab, Writers Guild of America, Parenting Magazine, Pitney Bowes, Keane, Good Samaritan Hospital, Tatum Partners, Lowe Enterprises, Mercury Insurance Group, Downey Savings & Loan, UNISYS, US Technology, US Trust, City of Hope and the Los Angeles Unified School District amongst others. Representative vertical industries associated with TierOne’s customer roster include automotive, banking, communications, consumer goods, energy, financial services, insurance, government, media and entertainment, medical, technology and utilities.
TierOne is currently run by founders Michael Willner, President, and Robert Morris, Vice President and CFO. Mr. Willner has over 26 years of executive management experience in the computer service industry and was one of the early pioneers in the use of off-shore resources for technology companies. He has delivered IT services to the government and commercial marketplace for the past two decades, having originally started as a Program Manger for the Department of Energy with Vanguard Technologies. Later, after Cincinnati Bell Information Systems acquired Vanguard, Mr. Willner was named Western Regional Vice President for a $100M line of business, including responsibility for 12 Western States and approximately 250 people. In 1991, Mr. Willner joined CISD International, which at the time was a fledgling startup owned by the Itochu Corporation. As Senior Vice President, he created a highly profitable and respected staffing firm and helped CISD achieve its status as the premiere staffing firm to US systems integrators. In 1999, Mr. Willner founded an Ernst & Young subsidiary called Net-Strike Worldwide and as President grew its revenues from $0 to $140M annually, with an average of 550 contractors deployed each month, before leaving to found TierOne. Mr. Willner holds a BA in Political Science from Florida International University and a JD from the Antioch School of Law.
Mr. Morris, on the other hand, brings over 13 years of sales, sales management, marketing and operations experience to Caneum post closing. He possesses a diverse background in technical infrastructure, software, hardware and professional and technical services within both entrepreneurial and multinational environments. Prior to founding TierOne with Mr. Willner, Mr.

Morris was Vice President of Operations for Net-Strike Worldwide, where he was responsible for client fulfillment, long-range design and implementation of technology platforms, business measurement systems and analysis systems, including overall technology strategy. Before Net-Strike, he served as Director of Product Strategy for PeopleMover, a venture-backed developer of Enterprise Workforce Management software for staffing, consulting and professional services companies. Mr. Morris holds BS in Management from the United State Air Force Academy, an MBA from Loyola Marymount University (with a focus on management information systems development and international business strategy) and served 5 years as a Spacecraft Integration Officer for the United States Air Force Space and Missile Center.
Michael Willner, President of TierOne, commented on the acquisition by stating, “We are very excited to be joining Caneum and in playing a key role in continuing its operational growth rolling forward. The two companies have been working closely together for the past 18 months and believe that this acquisition will provide a core business platform of management talent and operational capability to facilitate future growth rates consistent with that we’ve been able to achieve both individually and collectively. We expect strong organic growth in future periods and believe that our combined outsourcing product and service offering will be compelling to both new and existing customers alike. In this case, post closing, we expect 2 plus 2 to equal 5 operationally.”
About TierOne Consulting, Inc.:
Founded in 2003, TierOne Consulting, Inc. is a boutique information technology services and solutions company, providing strategy consulting, systems design, development and integration, product implementation, custom software development and outsourcing support to customers around the globe. The company provides the right resource for outsourcing projects, including all of the skills and talents typically found in major consulting firms, without the overhead of high-priced partners or under-trained team members. For more information, please visit the company’s web site at http://www.tieroneconsulting.net/.
About Caneum, Inc.:
Caneum, Inc. is a global provider of business process and information technology outsourcing products and services across vertical industries including technology, energy, government, transportation, financial services, education and healthcare. The company provides a suite of business strategy and planning capabilities to assist companies with their “make versus buy” decisions in the areas of data, network, product development, product maintenance and customer support, and fulfills its services in-house, on-shore, near-shore and off-shore depending on the business goals and objectives of its global customers. In parallel, Caneum is opportunistically pursuing accretive acquisitions within its core outsourcing product and service suite in order to broaden its core capabilities, expand its customer base and supplement its organic growth. For more information, please visit the company’s web site at http://www.caneum.com.
Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include but are not limited to the risk factors noted in the company’s filings with the Securities & Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Caneum’s services; Caneum’s ability to gain market acceptance for its services and products; the company’s ability to fund its operations; the company’s ability to attract and retain skilled personnel; the company’s reliance on third-party suppliers.

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info@caneum.com

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